November 27, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:       Global Utility Fund, Inc.
               File Nos. 811-5695  and 33-37356

Ladies and Gentlemen:

     On behalf of Global Utility Fund, Inc., enclosed for filing under the Investment Company Act of 1940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel

     If you have any questions relating to the foregoing, please call the undersigned at (212) 214-2189.



                                        Very truly yours,

                                        /s/ Robert A.  Nisi
                                        Robert A.  Nisi
                                        Assistant Secretary

RAN/RN
Enclosures